UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): March 3, 2011

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Awards for Fiscal Year Ended December 31, 2010

On March 3, 2011, the Compensation Committee of the Board of Directors of Comverge, Inc. (the “Company) approved annual incentive cash and equity awards with respect to the Company’s fiscal year ended December 31, 2010. The recipients of these annual incentive awards included the executive officers set forth below for the Company’s fiscal year ended December 31, 2010.

After reviewing the Company’s financial performance for fiscal 2010 and evaluating the annual incentive targets previously established for the Company’s management by the committee, the Compensation Committee, exercising its discretion, approved annual incentive awards for the Company’s fiscal year ended December 31, 2010, to various members of the Company’s management, including the executive officers listed below in the amounts set forth below opposite such individual’s name. The annual incentive awards included payments of cash, grants of restricted stock and grants of stock options.

Executive Officers	Position	Annual Cash Award	Restricted Stock Award (Shares) *	Stock Option Award (Shares) **

R. Blake Young	President and Chief Executive Officer	$100,000	19,310	115,858

Michael D. Picchi	Executive Vice President and Chief Financial Officer	$26,100	4,132	24,794

Edward J. Myszka	Executive Vice President and Chief Operating Officer	$21,900	3,650	21,897

Matthew H. Smith	Senior Vice President and General Counsel	$40,000	5,650	33,900

Arthur Vos IV	Senior Vice President Utility Sales & Chief Technology Officer	$40,600	3,032	18,190

*     Each of the shares of restricted stock is initially subject to a repurchase right in favor of the Company. With continued service to the Company, all of the shares of restricted stock set forth above shall vest, and the repurchase right shall lapse with respect to such shares, on March 3, 2014.

**     The exercise price of the stock options was set at $5.55 per share, which equals the closing price of the Company’s common stock traded on Nasdaq Global Market on March 3, 2011. The Compensation Committee also agreed to use the average volumetric stock price from January 1, 2011 through March 2, 2011 of $6.47 for determining the number of awards to be made. With continued service to the Company, all of the option shares set forth above shall vest in accordance with our Amended and Restated 2006 Comverge Long-term Incentive Plan and become exercisable in a series of sixteen successive quarterly installments, with the first installment vesting on June 3, 2011, and the final installment vesting on March 3, 2015. Each option award has a term of seven years from the date of grant.

2011 Executive Annual Incentive Plan

On March 3, 2011, the Compensation Committee also approved the 2011 annual incentive plan for the Company’s executive management. Consistent with the 2010 plan, the 2011 annual incentive plan is intended to create financial incentives for the participants to perform their jobs with the objective of increasing stockholder value. The 2011 annual incentive plan consists of a cash award and a long-term incentive equity award. Participants in the 2011 annual incentive plan include the following executive officers (the “Officers”):

•	R. Blake Young, President and Chief Executive Officer

•	Steven Moffitt, Executive Vice President of Engineering and Operations

•	Christopher Camino, Executive Vice President of Sales and Chief Marketing Officer

•	Michael D. Picchi, Executive Vice President and Chief Financial Officer

•	Edward Myszka, Executive Vice President of Program Delivery

•	Matthew H. Smith, Senior Vice President and General Counsel

•	Arthur Vos IV, Senior Vice President of Utility Sales & Chief Technology Officer

Incentive award targets are calculated as a percentage of a participant’s base salary and provide a range of potential payments based on business performance, accomplishment of division or departmental goals and demonstrating the Company’s behaviors and values. Business performance is measured on overall Company results as it was in the 2010 plan, with 50% based on revenue, 30% based on net increase in megawatts obtained under new contracts and in open market programs and 20% on net income. Each of the three business metrics may be satisfied independently of the others. Threshold performance must be reached for any individual business metric to reach a pay out level. Once threshold is reached, performance results between threshold, target and maximum levels will be interpolated for payout purposes. Threshold performance level is set at 85% of Target and Maximum performance is set at 115% of Target for all metrics. Division or departmental goals are quantitative and qualitative goals assigned to participants in support of overall company objectives. The metric based on the Company’s behaviors and values outline how participants must act and interact as a team to ensure success. Examples may include operational excellence, customer intimacy, innovation, respect and transparency and open communication.

Cash Awards

The Compensation Committee also approved cash plan that makes bonus awards available for all employees of the Company, pursuant to which the employees are eligible to receive a cash award for meeting certain performance objectives both of the Company and the individual employee. The Officers participating in the 2011 annual incentive plan have adjusted incentive award targets to be consistent with their employee agreements and to provide the incentives targeted to specific performance criteria and objectives as established by the Compensation Committee.

The following table summarizes amounts payable as a percentage of base salary for potential cash awards under the 2011 annual incentive plan solely for the Officers upon meeting certain performance target levels :

Executive Officer	Threshold	Target	Maximum

R. Blake Young	37.5%	75%	150%

Michael D. Picchi (1)	25%	50%	100%

Steven Moffitt (2)	25%	50%	100%

Christopher Camino	25%	50%	125	%(3)

Edward Myszka	25%	50%	100%

Matthew H. Smith	25%	50%	100%

Arthur Vos(3)	25%	50%	125	%(4)

(1)	In addition, Mr. Picchi was granted an additional cash incentive opportunity of $50,000 upon the completion, in the sole discretion of the Chief Executive Officer, of certain performance criteria established by the Compensation Committee, with certain clawback provisions.
(2)	In addition, a cash incentive opportunity was made available to Mr. Moffitt of up to $125,000 based on meeting certain performance milestones in 2011. Mr. Moffitt’s contract will also be amended to guarantee a minimum cash bonus for 2011 of $50,000.
(3)	An additional cash opportunity will be made available to Mr. Vos based on certain percentages of 2011 recognized revenue for specific deals.
(4)	Payout is allowed above maximum performance level consistent with market practice for mid to high-level sales positions.

Long-term Equity Awards

The following table summarizes, for each Officer, the value based on a percentage of base salary for potential long-term equity awards potential under the 2011 annual incentive plan.

Executive Officer	Threshold	Target	Maximum

R. Blake Young	225%	300%	375%

Michael Picchi (1)	113%	150%	188%

Steven Moffitt (2)	113%	150%	188%

Christopher Camino	125%	175%	225%

Edward Myszka	113%	150%	188%

Matthew H. Smith	113%	150%	188%

Arthur Vos	125%	175%	225%

(1)	In addition, Mr. Picchi was granted stock options valued at a total of $250,000 that will vest on three separate dates upon the meeting three separate performance criteria sets established by the Compensation Committee and within the sole discretion of the Chief Executive Officer: (a) 17,513 performance-based options at a strike price of $5.71, (b) 35,026 performance-based stock options at a strike price of $5.71, and (c) 35,026 performance-based stock options at a strike price of $5.71.

(2)	In addition, the Compensation Committee approved a grant of 19,310 restricted shares to Mr. Moffitt that vests on two dates: 50% on 3/3/2012 and the final 50% on 3/3/2013.

The Compensation Committee will determine the actual amount of award earned by each Officer under the 2011 annual incentive plan after December 31, 2011, following the Company’s preparation of its financial statements for fiscal 2011 and the completion of the audit of those financial statements by the Company’s independent registered public accounting firm. Any equity award under the 2011 annual incentive plan will be based on the volume weighted average share price over the period from January 1, 2012 through the date of the Compensation Committee meeting at which the award is determined and made. The restricted stock would be valued using the volume weighted average share price and the options would be valued at 50% of the value of the restricted stock. All options issued will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Committee has the discretion to grant or not grant such awards, if in its reasonable discretion, is in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ Michael Picchi
Name: Title:	Michael Picchi Executive Vice President and Chief Financial Officer

Dated: March 9, 2011